EXHIBIT 99.1

Epiq Systems Announces Second Quarter 2010 Results Led by 38% Growth in Operating Revenue for eDiscovery

KANSAS CITY, Kan., July 27, 2010 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results of operations for the second quarter of 2010 with operating revenue (total revenue before operating revenue from reimbursed direct costs) of $56.0 million compared to $57.1 million for the same period last year. June 30, 2010 year-to-date operating revenue was $105.2 million compared to $109.8 million for the prior year. Operating revenue in the second quarter reflects a new all-time high of $19.8 million for the eDiscovery segment and continued strength in the Bankruptcy segment. The year-over-year comparisons of total operating revenue reflect the planned conclusion of the major analog-to-digital television conversion contract that was completed in the latter part of 2009.

Second quarter highlights also included the retirement of the approximately $50 million aggregate principal amount of 4 percent contingent convertible subordinated notes. In addition, the Board of Directors approved the Company's first quarterly cash dividend of 3.5 cents per common share and announced a share repurchase program authorizing up to $35 million in share repurchases.

Net income for the second quarter of 2010 was $3.9 million, $0.10 per share, up 36% compared to $2.9 million, $0.08 per share, for the year ago quarter. June 30, 2010 year-to-date net income was $6.3 million, $0.16 per share, compared to $6.2 million, $0.16 per share, for the prior year. June 30, 2010 year-to-date net income includes a $1.6 million provision for a voluntary settlement related to a shareholder derivative action.

Second quarter 2010 net cash provided by operating activities was $11.1 million compared to $18.5 million for the year ago quarter. June 30, 2010 year-to-date net cash provided by operations was $16.3 million compared to $21.0 million for the prior year. As of June 30, 2010, trade accounts receivables totaled $55.6 million, up $12.1 million from December 31, 2009 related to fluctuations in the timing of sales and collections. Total cash and cash equivalents of $29.0 million as of June 30, 2010, reflects the $22.8 million that was paid in the redemption of the contingent convertible subordinated notes that did not convert to shares. Condensed consolidated balance sheets and cash flow statements are attached.

Non-GAAP net income for the second quarter of 2010 was $7.2 million, $0.18 per share, up 7% compared to $6.8 million, $0.17 per share, for the year ago quarter. June 30, 2010 year-to-date non-GAAP net income was $13.4 million, $0.34 per share, compared to $13.1 million, $0.33 per share, for the prior year.

Second quarter 2010 non-GAAP adjusted EBITDA was $17.2 million, up 11% compared to $15.5 million for the year ago quarter. June 30, 2010 year-to-date non-GAAP adjusted EBITDA was $33.2 million, up 7% compared to $31.0 million for the prior year.

Operating revenue for the Bankruptcy segment for the second quarter of 2010 was $24.4 million, compared to $24.1 million for the year ago quarter. June 30, 2010 year-to-date operating revenue was $49.0 million, up 18% compared to $41.4 million in the prior year. Non-GAAP adjusted EBITDA was $13.2 million for the second quarter of 2010, up 6% compared to $12.5 million for the year ago quarter.  June 30, 2010 year-to-date non-GAAP adjusted EBITDA was $26.9 million, up 29% compared to $20.9 million in the prior year.  The strong financial results for the segment reflect both the high number of active matters and the multi-year nature of most restructuring engagements. Revenue for Chapter 7 engagements continues to reflect the results of increased bankruptcy filings and high aggregate deposit balances, offset by pricing formulas that reference short–term interest rates.

Operating revenue for the eDiscovery segment for the second quarter of 2010 was $19.8 million, up 38% compared to $14.3 million for the year ago quarter.  The second quarter represents the strongest quarterly result in the history of each of the company's domestic and international eDiscovery businesses, and also marked the third consecutive sequential quarterly increase in operating revenue for the segment. June 30, 2010 year-to-date operating revenue was $36.6 million, up 29% compared to $28.4 million in the prior year. Second quarter 2010 non-GAAP adjusted EBITDA was $8.7 million, up 97% compared to $4.4 million for the year ago quarter. June 30, 2010 year-to-date non-GAAP adjusted EBITDA was $15.6 million, up 67% compared to $9.3 million in the prior year. Higher case activity levels and a growing contribution from new service offerings contributed to the growth.

Operating revenue for the Settlement Administration segment for the second quarter of 2010 was on target with plan at $11.8 million compared to $18.7 million in the year ago quarter. On a sequential quarterly basis, the second quarter represented a 53% increase compared to $7.7 million in the first quarter of 2010.  June 30, 2010 year-to-date operating revenue was $19.6 million compared to $40.0 million in the prior year. Non-GAAP adjusted EBITDA was $2.8 million for the second quarter of 2010 compared to $5.2 million for the year ago quarter. June 30, 2010 year-to-date non-GAAP adjusted EBITDA was $3.7 million, compared to $12.0 million in the prior year. The comparison in segment results versus the prior year reflects the conclusion of the large analog-to-digital television conversion contract that completed as expected in the latter part of 2009.

Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems, stated, "Strong second quarter results were highlighted by record performance of the eDiscovery segment. eDiscovery experienced significantly increased performance both domestically and internationally and is benefiting from the 2009 launch of domestic document review services. Earlier this month, we extended this business line by opening a new review center in London to support United Kingdom and European clients. Additionally, activity for corporate restructuring engagements remains strong as our bankruptcy franchise continues to benefit from a strong inventory. We are pleased with having captured the number one market share for newly filed Chapter 11 engagements in 2010. The retirement of our convertible note earlier in the summer, the announcement of our first cash dividend, and the implementation of a share buyback program favorably complement the operational activities of the quarter for our shareholders."

Recent key events include:

  The second quarter represented new record operating revenue highs for both the domestic and international eDiscovery businesses.
  Epiq's corporate restructuring business achieved the number one market share for new corporate restructuring engagements for the first six months of 2010.
  The company expanded document review services by opening a new review center in London to assist international and multi-national law firms and corporate clients with the efficient and timely management of their e-disclosure and e-discovery processes.
  Epiq retired the approximately $50.0 million aggregate principal amount of 4 percent contingent convertible subordinated notes which matured on June 15, 2010. The note holders elected to convert approximately $27.2 million of the notes into 2.3 million shares of common stock based on an $11.67 conversion price, and to redeem approximately $22.8 million, which was paid entirely from cash on hand.
  Epiq's Board of Directors approved the company's first quarterly cash dividend of 3.5 cents per common share. The quarterly dividend is payable August 12, 2010 to shareowners of record at the close of business on July 15, 2010.
  On June 23, 2010, a share repurchase program was approved by the Board of Directors, authorizing up to $35 million in share repurchases. Through July 23, 2010, the company purchased 1,063,467 shares of common stock at a weighted average cost of $12.92 for a total expenditure of approximately $13.74 million.
  Epiq's senior credit facility was amended for an additional four year period, increasing the amount of funds available from $100 million to $140 million with an accordion feature to increase to $200 million to facilitate future business expansion.
  As reported by the Administrative Office of the U.S. Courts, bankruptcy filings totaled 1,531,997 for the 12 month period ended March 31, 2010, up 27% versus the same period in 2009. This is the highest number of total bankruptcy filings since the 12 month period ending March 31, 2006, which was just prior to when many of the provisions of the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 took effect.

Conference Call

The company will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, please call (877) 303-6311 before 3:30 p.m. central time. An archive of the internet broadcast will be available on the company's website until the next earnings update. A recording of the call will also be available through August 27, 2010 beginning approximately two hours after the call ends. To access the recording, call (800) 642-1687 and enter conference ID number 86127352.

Company Description

Epiq Systems is a leading global provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement of funds. Our clients include leading law firms, corporate legal departments, bankruptcy trustees, government agencies and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise.

The Epiq Systems, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5250

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition expense, capitalized loan fee amortization, provision for litigation, non-cash embedded option charges, and the effect of tax adjustments that are outside of the company's anticipated effective tax rate, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition expense, net expenses related to financing, provision for litigation, and provision for income taxes).  Income taxes represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses a statutory tax rate of 40% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance across historical periods and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results.

These non-GAAP financial measures are intended to supplement the GAAP financial information included in this press release by providing additional insight regarding results of operations. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective" and "potential." Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client's deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) risks associated with handling of confidential data and compliance with information privacy laws, (5) changes in or the effects of pricing structures and arrangements, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with indebtedness, (8) risks associated with foreign currency fluctuations, (9) risks associated with developing and providing software and internet-based technology solutions to our clients, and (10) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update publicly or revise any forward-looking statements contained herein to reflect future events or developments.

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

REVENUE:
Case management services	$ 39,137	$ 35,812	$ 74,048	$ 70,346
Case management bundled products and services	4,779	3,476	9,586	6,803
Document management services	12,123	17,851	21,516	32,603
Operating revenue before reimbursed direct costs	56,039	57,139	105,150	109,752
Operating revenue from reimbursed direct costs	9,894	9,051	16,154	17,266
Total Revenue	65,933	66,190	121,304	127,018

OPERATING EXPENSES:
Direct cost of services (exclusive of depreciation and amortization shown separately below)	16,448	19,723	31,752	39,393
Direct cost of bundled products and services (exclusive of depreciation and amortization shown separately below)	928	855	1,838	1,710
Reimbursed direct costs	9,629	9,035	15,833	17,082
General and administrative	23,900	23,844	44,113	42,151
Depreciation and software and leasehold amortization	5,246	4,552	10,447	9,066
Amortization of identifiable intangible assets	1,696	1,818	3,516	3,754
Other operating expense	25	13	69	484
Total Operating Expenses	57,872	59,840	107,568	113,640

INCOME FROM OPERATIONS	8,061	6,350	13,736	13,378

INTEREST EXPENSE (INCOME):
Interest expense	328	365	724	738
Interest income	(13)	(16)	(22)	(51)
Net Interest Expense	315	349	702	687

INCOME BEFORE INCOME TAXES	7,746	6,001	13,034	12,691

PROVISION FOR INCOME TAXES	3,831	3,115	6,784	6,527

NET INCOME	$ 3,915	$ 2,886	$ 6,250	$ 6,164

NET INCOME PER SHARE INFORMATION:
Net income per share – Diluted	$ 0.10	$ 0.08	$ 0.16	$ 0.16

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – DILUTED	41,105	41,854	41, 339	41,895

Cash dividends declared per common share	$ 0.035	--	$ 0.035	--

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2010	December 31, 2009

ASSETS
ASSETS:
Cash and cash equivalents	$ 28,962	$ 48,986
Trade accounts receivable, net	55,611	43,471
Property and equipment, net	40,703	40,005
Goodwill	263,999	264,239
Other intangibles, net	15,988	19,524
Other	29,740	21,716

TOTAL ASSETS	$ 435,003	$ 437,941

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Accounts payable	$ 12,481	$ 8,260
Indebtedness	5,888	58,798
Other liabilities	55,715	44,485
STOCKHOLDERS' EQUITY	360,919	326,398

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 435,003	$ 437,941

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 3,915	$ 2,886	$ 6,250	$ 6,164
Non-cash adjustments to net income:
Depreciation and amortization	6,942	6,370	13,963	12,820
Other, net	(1,244)	3,392	133	4,994
Changes in operating assets and liabilities, net	1,486	5,842	(4,070)	(2,988)
Net cash provided by operating activities	11,099	18,490	16,276	20,990

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment, software and other	(6,627)	(3,342)	(9,838)	(10,293)
Net cash used in investing activities	(6,627)	(3,342)	(9,838)	(10,293)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on indebtedness	(25,496)	(2,409)	(25,747)	(3,319)
Other	(824)	1,201	(731)	1,865
Net cash used in financing activities	(26,320)	(1,208)	(26,478)	(1,454)

Effect of exchange rate changes on cash	1	(23)	16	(34)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$ (21,847)	$ 13,917	$ (20,024)	$ 9,209

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

NET INCOME	$ 3,915	$ 2,886	$ 6,250	$ 6,164
Plus:
Depreciation and amortization	6,942	6,370	13,963	12,820
Share-based compensation	2,191	2,784	3,827	4,256
Acquisition expense	25	18	69	507
Expenses related to financing, net	315	349	702	687
Provision for litigation	(1)	--	1,574	--
Provision for income taxes	3,831	3,115	6,784	6,527
	13,303	12,636	26,919	24,797
NON-GAAP ADJUSTED EBITDA	$ 17,218	$ 15,522	$ 33,169	$ 30,961

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

NET INCOME	$ 3,915	$ 2,886	$ 6,250	$ 6,164
Plus (net of tax(1)) :
Amortization of acquisition intangibles	1,018	1,100	2,119	2,271
Share-based compensation	1,698	2,246	2,827	3,300
Acquisition expense	15	10	42	306
Loan fee amortization	59	52	111	104
Provision for litigation	(1)	--	952	--
Non-cash embedded option charges	(201)	(243)	(445)	(487)
Effective tax rate adjustment (2)	733	715	1,571	1,451
	3,321	3,880	7,177	6,945
NON-GAAP NET INCOME	$ 7,236	$ 6,766	$ 13,427	$ 13,109
NON-GAAP NET INCOME PER SHARE - DILUTED	$ 0.18	$ 0.17	$ 0.34	$ 0.33

(1) Individual adjustments are calculated using a tax rate of 40% except for the non-qualified portion of share-based compensation.
(2) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a rate of 40%.

EPIQ SYSTEMS, INC.
CALCULATION OF DILUTED NET INCOME PER SHARE AND DILUTED NON-GAAP NET INCOME PER SHARE
(In thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

NET INCOME	$ 3,915	$ 2,886	$ 6,250	$ 6,164
Interest expense adjustment for convertible debt	239	301	537	599
Amounts re-allocated to nonvested shares	(15)	(23)	(21)	(33)
NET INCOME ADJUSTED FOR DILUTED CALCULATION	$ 4,139	$ 3,164	$ 6,766	$ 6,730

NON-GAAP NET INCOME	$ 7,236	$ 6,766	$ 13,427	$ 13,109
Interest expense adjustment for convertible debt	239	301	537	599
Amounts re-allocated to nonvested shares	(15)	(23)	(21)	(33)
NON- GAAP NET INCOME ADJUSTED FOR DILUTED CALCULATION	$ 7,460	$ 7,044	$ 13,943	$ 13,675

BASIC WEIGHTED AVERAGE SHARES	36,688	35,776	36,438	35,731
Adjustment to reflect share-based awards	1,015	1,792	1,059	1,878
Adjustment to reflect convertible debt shares	3,402	4,286	3,842	4,286
DILUTED WEIGHTED AVERAGE SHARES	41,105	41,854	41,339	41,895

NET INCOME PER SHARE – DILUTED	$ 0.10	$ 0.08	$ 0.16	$ 0.16

NON-GAAP NET INCOME PER SHARE - DILUTED	$ 0.18	$ 0.17	$ 0.34	$ 0.33

CONTACT:  Epiq Systems, Inc.
          Investor Relations
          Lew P. Schroeber
          913-621-9500
          ir@epiqsystems.com
          visit us online at www.epiqsystems.com